Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as ________, 2011 (this “Agreement”) and is between C2 Global Technologies Inc., a Florida corporation (the “Company”), and ________ (the “Indemnitee”).

The Company believes that, in order to attract and retain highly competent persons to serve as directors and officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested the Indemnitee to serve as an officer or director of the Company and, in order to induce the Indemnitee to serve as an officer or director of the Company, the Company is willing to grant the Indemnitee the indemnification provided for herein.  The Indemnitee is willing to so serve on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of the Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1.           The Company will pay on behalf of the Indemnitee and his or her heirs, executors, administrators, or assigns, any amount which he or she is or becomes legally obligated to pay because of any action, suit, or proceeding, whether civil, criminal, administrative or investigative, the Indemnitee is made or is threatened to be made a party to or involved in (“Proceeding”) because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while in his or her capacity as a director or officer of the Company, or at the request of the Company, acting as a director, officer, trustee, fiduciary, employee, or agent (collectively, “Agent”) of another foreign or domestic corporation, limited liability company, partnership, joint venture, trust, or any other enterprise or entity whatsoever, including without limitation, employee benefit plans (collectively, “Affiliate”), or by reason of the fact that the Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as an Agent of an Affiliate, whether the basis of such Proceeding is alleged action in an official capacity, or in any other capacity, to the fullest extent authorized by the Florida Business Corporation Act (or in the event the Company reincorporates in another state, the corporation act of such other state, on and after the effective date of such reincorporation), as the same exists on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment); provided, however, that except with respect to Proceedings seeking to enforce rights to indemnification hereunder, the Company shall indemnify the Indemnitee with respect to Proceedings initiated by the Indemnitee only if such Proceeding was authorized by the Board of Directors of the Company. The indemnification provided for herein shall continue after the Indemnitee has ceased to be a director or officer of the Company or an Agent of an Affiliate.

2.           The payments which the Company will be obligated to make hereunder shall include any expense, liability or loss of the Indemnitee, including without limitation, damages, judgments, fines, penalties, amounts paid or to be paid in settlement or in costs, costs of investigation, attorneys’ fees and any other costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds, and any other amounts actually incurred or suffered by the Indemnitee in connection with any Proceeding.  The Company shall advance to the Indemnitee as soon as practicable any and all attorneys’ fees and any other costs of investigation or defense upon receipt by the Company of an undertaking, if such undertaking is required by law, by or on the behalf of the Indemnitee to repay all amounts so advanced if a final adjudication shall establish that the Indemnitee was not entitled to be indemnified.

3.           The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding:

(a) to the extent of any payment that is actually made to the Indemnitee under a valid and collectible insurance policy;

(b) for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement; or

(c) if a judgment or other final adjudication shall establish that such payment is prohibited by applicable law or is against public policy.

4.           If a claim under this Agreement is not paid by the Company, or on its behalf, within sixty (60) days after a written claim has been received by the Company (except in the case of a claim for expenses incurred in a Proceeding in advance of its final disposition in which case the applicable period shall be twenty (20) days), the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim; and, if successful in whole or in part in such suit or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such claim.

5.           The Company shall maintain in full force and effect, at its own expense, insurance coverage for the Indemnitee in amounts and scope customary for companies of like size and business, such insurance coverage to provide the Indemnitee with coverage for any liability asserted against, and incurred by, the Indemnitee or on the Indemnitee’s behalf by reason of the fact that the Indemnitee is or was or has agreed to serve as a director or officer of the Company or at the Company’s request as an Agent of an Affiliate. Such insurance policies shall have coverage terms and policy limits at least as favorable to the Indemnitee as the insurance coverage provided to any other director or officer of the Company. The Company agrees that money damages would not be a sufficient remedy for any breach of this provision and that the Indemnitee shall be entitled to specific performance and injunctive or other equitable relief as remedies for any such breach and that such remedies shall not be deemed to be the exclusive remedies of the Indemnitee, and shall be in addition to all other remedies available at law or in equity to the Indemnitee.

6.           The Indemnitee shall give to the Company notice as soon practicable of any Proceeding for which indemnity will or could be sought under this Agreement, the Company’s Bylaws, or any other obligation whatsoever of the Company to indemnify the Indemnitee or for which insurance coverage could be available.

7.           The Indemnitee shall give the Company and any insurance company providing Insurance coverage, such information and cooperation in the defense of a Proceeding as they may reasonably require and as shall be within the Indemnitee’s power; provided, however, that if a Proceeding is brought by the Company, or if the Company is assisting or cooperating in the prosecution of a Proceeding against the Indemnitee, the Indemnitee shall only be required to provide information to and cooperate with any insurance company providing insurance coverage.

8.           Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Company, under Florida law (or in the event the Company reincorporates in another state, such other state’s law on or after the effective date of such reincorporation), or under any other obligation whatsoever of the Company to indemnify the Indemnitee.

9.           In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

10.           The provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.  Furthermore, to the fullest extent permitted, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by any provision held invalid, void or otherwise unenforceable.

11.           This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger, consolidation, or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnitee.

12.           This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

13.           This Agreement shall be governed by and construed in accordance with the laws of the state of Florida without reference to its conflicts of law principles. The foregoing notwithstanding, in the event the Company reincorporates in another state, on and after the effective date of such reincorporation, this Agreement shall be governed by the laws of such state without reference to such state’s conflicts of law principles.

[signature page follows]

The parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

C2 GLOBAL TECHNOLOGIES INC.

By:
Name:
Title:

INDEMNITEE:

Name: